SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive proxy statement.
[ ]  Definitive additional materials.
[X]  Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                                          Date: November 6, 2000

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Chase and J.P. Morgan will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov) and in Chase's Registration Statement on Form S-4 referred to below.

Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a preliminary joint proxy statement-prospectus regarding the proposed transaction. Stockholders are urged to read the definitive joint proxy statement-prospectus when it becomes available because it will contain important information. The definitive joint proxy statement-prospectus will be sent to stockholders of Chase and J.P. Morgan seeking their approval of the proposed transaction. Stockholders also will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Chase and J.P. Morgan, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323). Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the materials filed with the SEC by J.P. Morgan and Chase on September 13, 2000 and September 14, 2000, respectively.

CHASE OBTAINS HART SCOTT-RODINO APPROVAL OF MERGER

NOVEMBER 6, 2000-- The Chase Manhattan Corporation (NYSE:CMB) announced today that on November 3, 2000 the United States Department of Justice ("DOJ") and the United States Federal Trade Commission informed Chase they had granted early termination of the waiting period under the Hart Scott-Rodino Act in respect of Chase's application to acquire by means of a merger J.P. Morgan & Co. Incorporated ("Morgan"). The DOJ also informed Chase it had closed and concluded its review of the proposed merger of Chase and Morgan.